CADIZ INC.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held May 15, 2000
                       ---------------------------


To the Stockholders of
Cadiz Inc.:

   The Annual Meeting of Stockholders of Cadiz Inc., a Delaware corporation (the "Company"), will be held at the Fairmont Miramar Hotel located at 101 Wilshire Boulevard, Conference Bungalow Room, Santa Monica, California, on Monday, May 15, 2000, at 9:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1) The election of six members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2) To consider and vote upon a proposal to increase the number of authorized shares of common stock from 45,000,000 to 70,000,000 shares.

(3) To consider and vote upon a proposal to approve the 2000 Stock Award
    Plan.

(4) Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 2000; and

(5) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   The subject matter of each of the above proposals is described within the Proxy Statement.

   The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

   In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy.

   Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                              By Order of the Board of Directors

                              Stanley E. Speer
                              Secretary

Santa Monica, California
April 5, 2000


                           CADIZ INC.
                 ANNUAL MEETING OF STOCKHOLDERS


                       TABLE OF CONTENTS



                                                              Page
                                                              -----
PROXY STATEMENT INTRODUCTION . . . . . . . . . . . . . . . . . . 1

BENEFICIAL OWNERSHIP OF SECURITIES . . . . . . . . . . . . . . . 2

PROPOSAL 1:
   Election of Directors . . . . . . . . . . . . . . . . . . . . 4

PROPOSAL 2:
   Increase in the Number of Authorized Shares of Common Stock .14

PROPOSAL 3:
   Approval of the 2000 Stock Award Plan . . . . . . . . . . . .15

PROPOSAL 4:
   Approval of Independent Auditors . . . . . . . . . . . . . . 17

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 17

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . 17

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . .17


                               CADIZ INC.
                   100 Wilshire Boulevard, Suite 1600
                     Santa Monica, California 90401

                             PROXY STATEMENT
                                   for
                     ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held May 15, 2000

To Our Stockholders:

   Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Monday, May 15, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   The Company's Annual Report on Form 10-K for the year ended December 31, 1999, including audited financial statements, is being mailed to you with this Proxy Statement on or about April 5, 2000.

   We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and return your proxy promptly in the postage paid return envelope provided. You may revoke your proxy at any time prior to its exercise at the meeting by notice to the Company's Secretary, and, if you attend the meeting, you may vote your shares in person. You may also revoke your proxy by returning a duly executed proxy reflecting a later date. Your proxy, if not revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein.

   Only holders of record of the Company's Common Stock at the close of business on March 20, 2000 will be entitled to vote at the meeting. At the close of business on March 20, 2000, there were 35,302,911 shares of Common Stock of the Company outstanding, with each share of Common Stock being entitled to one vote on each matter to be voted upon. There is no right to cumulate votes as to any matter.

   The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1). An affirmative vote of a majority of all outstanding shares is required for approval of Proposal 2. An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for approval of Proposals 3 and 4. For purposes of determining whether a matter has received a majority vote either of all outstanding shares or shares present or represented by proxy, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote on Proposals 1, 3 and 4, but will have the same effect as a negative vote on Proposal 2.

   Stockholders of the Company will not have appraisal rights with respect to any of the Proposals to be voted upon at the Annual Meeting.

   The Company has been advised by its directors and officers that they intend to vote the 1,221,182 outstanding shares of Common Stock which they hold or control, representing 3.46% of the total shares outstanding as of the record date, in favor of the Proposals presented in this Proxy Statement. See "Beneficial Ownership of Securities."

   The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

               BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth, as of March 20, 2000, the ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, by each director, by each executive officer listed in the Summary Compensation Table below, and by all directors and officers as a group.

                               Amount and Nature of         Percent
  Name and Address             Beneficial Ownership         of Class
  ------------------------     ---------------------        ----------
  Fidelity International
    Limited, et. al.               3,584,667 (1)              10.15%
  Pembroke Hall
  42 Crow Lane
  Hamilton, Bermuda

  Morgan Stanley Dean
    Witter & Co.                   2,265,091 (2)               6.42%
  1585 Broadway
  New York, NY 10036

  Capital Research &
    Management Company             2,232,000 (3)               6.32%
  333 South Hope Street
  Los Angeles, CA 90071

  Egerton Capital Limited          2,128,154 (4)               6.03%
  Egerton Capital Limited
   Partnership
  2 George Yard
  Lombard Street
  London EC3V 1DH
  England

  Lone Star Securities
    Fund, L.L.C.                   2,053,220 (5)               5.82%
  540 Madison Avenue, 32nd Floor
  New York, NY 10022

  Gilder Gagnon Howe
    & Co., LLC.                    1,926,125 (6)               5.46%
  1775 Broadway, 26th Floor
  New York, NY 10019

  Dwight W. Makins                   435,500 (7)               1.22%
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Keith Brackpool                  1,803,682 (8)               5.00%
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Anthony L. Coelho                   35,500 (9)                  *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Murray H. Hutchison                 35,500 (10)                 *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Mitt Parker                         60,500 (11)                 *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Timothy J. Shaheen                 486,250 (12)              1.36%
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Stanley E. Speer                   281,250 (13)                 *
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  All  Directors and Officers
    as a Group                     3,138,182 (7)(8)(9)(10)
  (7 individuals)                            (11)(12)(13)      8.43%

----------------------------
      * Less than 1%

     (1) Based upon information obtained from Fidelity International Limited ("FIL"), FIL beneficially owns, as an investment advisor which provides investment advisory and management services to a number of non-U.S. investment companies or investment trusts and certain institutional investors, 3,584,667 shares of Common Stock and such funds and accounts and FIL, as investment advisor to the funds and accounts, have sole voting and dispositive power as to all such shares. A partnership controlled by Mr. Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 47.22 percent of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson 3d is Chairman of FIL. FIL was a subsidiary of Fidelity Management & Research Company ("Fidelity") prior to
          June 30, 1980, at which time the shares of FIL held by Fidelity were distributed as a dividend to the shareholders of FMR Corp. ("FMR"), and that FIL currently operates as an entity independent
          of FMR and Fidelity with certain common shareholders.   The
          principal office of FIL is located at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The principal offices of FMR,
          Fidelity and Mr. Johnson 3d are located at 82 Devonshire Street, Boston, Massachusetts 02109.

     (2)  Morgan Stanley Dean Witter & Co.  ("Morgan Stanley") filed a
          Schedule 13G with the Securities and Exchange Commission indicating that they are the indirect beneficial owner of 2,265,091 shares of Common Stock, arising from the indirect beneficial ownership of such shares by Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM"), a subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of MSDWIM is 25 Cabot Square, Canary Wharf, London E14 4QA, England. According to the Schedule 13G, accounts managed on a discretionary basis by MSDWIM hold 2,212,994 shares and are known to have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of such securities. The Schedule 13G indicates that no such account holds more than 5% of the class.

     (3) Capital Research and Management Company ("Capital Research") filed a Schedule 13G with the Securities and Exchange Commission indicating that it is the beneficial owner of 2,232,000 shares of Common Stock, arising from the beneficial ownership of such shares by SMALLCAP World Fund, Inc. ("SmallCap"), an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Capital Group filed a Schedule 13G with the Securities and Exchange Commission indicating they will no longer be required to report beneficial ownership under SEC Rule 13d-1. The principal offices of Capital Research and SmallCap are located at 333 South Hope Street, Los Angeles, California 90071. According to the
          Schedule 13G, all such shares are held by SmallCap in its capacity as an investment company, and beneficially held by Capital Research in its capacity as an investment advisor. The
          Schedule 13G indicates that Capital Research does not have investment power or voting power over any of the shares and beneficial ownership is disclaimed pursuant to Rule 13d-4.

      (4) Based upon a Schedule 13G filed with the Securities and Exchange Commission and information obtained from Egerton Capital Limited and Egerton Capital Limited Partnership (collectively "Egerton"), Egerton beneficially owns 2,128,154 shares of Common Stock with shared voting and dispositive power as to all such shares.

      (5) Based upon information obtained from Lone Star Securities Fund, L.L.C., a Delaware limited liability company ("LS Securities"), LS Securities and Hudson Advisors, L.L.C., a Texas limited liability company ("Hudson") beneficially own an aggregate of 2,053,220 shares of Common Stock. LS Securities is principally engaged in the business of investment in public and private debt, equity and derivative securities. Hudson is the investment manager of LS Securities. The principal office of LS Securities and Hudson is 600 North Pearl Street, Suite 1550, Dallas, Texas 75201.

     (6)  Gilder Gagnon Howe & Co. LLC ("Gilder Gagnon") filed a
          Schedule 13G with the Securities and Exchange Commission indicating that it is the beneficial owner of 1,926,125 shares of Common Stock, which shares include 1,759,125 shares held in customer accounts over which members and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition, 115,900 shares held in accounts owned by the members of Gilder Gagnon and their families, and 51,100 shares held in the account of the profit-sharing plan of Gilder Gagnon (the "Profit-Sharing Plan"). The Schedule 13G indicates that the owners of the accounts (including the Profit-Sharing Plan) in which the shares reported on the Schedule 13G are held have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. The principal office of Gilder Gagnon is located at 1775 Broadway, 26th Floor, New York, NY 10019.

     (7)  Includes 260,500 shares underlying presently exercisable options.

     (8) Includes 750,000 shares underlying presently exercisable options and 25,000 shares owned by a foundation of which Mr. Brackpool is a trustee, but in which Mr. Brackpool has no economic interest. Mr. Brackpool disclaims any beneficial ownership of these 25,000 shares. Does not include conditional deferred stock units to be granted under the 2000 Stock Award Plan proposed for shareholder approval.

     (9)  Includes 35,500 shares underlying presently exercisable options.

    (10)  Includes 35,500 shares underlying presently exercisable options.

    (11)  Includes 60,500 shares underlying presently exercisable options.

    (12) Includes 475,000 shares underlying presently exercisable options. Does not include conditional deferred stock units to be granted under the 2000 Stock Award Plan proposed for shareholder approval.

    (13) Includes 275,000 shares underlying presently exercisable options. Does not include 50,000 shares underlying options that are not vested or conditional deferred stock units to be granted under the 2000 Stock Award Plan proposed for shareholder approval.

                                    PROPOSAL 1

                               ELECTION OF DIRECTORS

     The Board of Directors has nominated the six persons listed below for election at the Annual Meeting to serve as directors for a term expiring at the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Each nominee currently serves as a director and has agreed to serve as such for another term if elected.

     Proxies will be voted for the election of the six nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years of each director and executive officer, including Board nominees:

Nominees for Director:

           Name             Age       Position with the Company
          -----             ---       -----------------------

        Dwight W. Makins     49       Chairman of the Board

        Keith Brackpool      42       President, Chief Executive Officer
                                      and Director

        Anthony L. Coelho    57       Director

        Murray H. Hutchison  61       Director

        Mitt Parker          50       Director

        Timothy J. Shaheen   40       Director of the Company and President,
                                      Chief Executive Officer of Sun
                                      World International, Inc.
Executive Officer:

       Name                  Age      Position with the Company
        -----                ---      -------------------------

        Stanley E. Speer     39       Chief Financial Officer and Corporate
                                      Secretary of the Company and
                                      Sun World International, Inc.

     Dwight W. Makins was elected as Chairman of the Board in December 1991. Mr. Makins currently serves as Chairman of Greenway Holdings plc, a British waste oil recycling company and as a director of several other British companies. Prior to a change in ownership, which occurred in January 1997, Mr. Makins was a director of King and Shaxson (Holdings) plc, a British bank and discount house. Prior to July 1988, he was managing director of John Govett & Co. Ltd. Mr. Makins is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

     Keith Brackpool is a founder of the Company, has served as a member of the Company's Board of Directors since September 1986, and has served as President and Chief Executive Officer of the Company since December 1991.

     Anthony L. Coelho was appointed a director of the Company in March 1999. Mr. Coelho currently serves as General Chairman of the Gore Campaign 2000. Mr. Coelho was first elected to the U.S. House of Representatives in 1978 and served as the first-ever elected Majority Whip from 1987 to 1989. Representing California's Central Valley, Mr. Coelho served in senior positions on the Agriculture, Interior and Administration Committees with his legislative focus on agriculture and water issues. After leaving Congress, Mr. Coelho served as Managing Director of Wertheim Schroder Inc, an investment banking firm from 1989 to 1995 and from 1990 to 1995 he served as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. In 1994, President Clinton appointed him Chairman of the President's Committee on Employment of People with Disabilities. Mr. Coelho currently serves as a director of Cyberonics, Inc., ICF Kaiser International, Inc., ITT Educational Services, Inc., Service Corporation International, Pinnacle Global Group, Inc. (formerly TEI, Inc.), Kistler Aerospace Corporation, and as a director of several other non-publicly traded and not-for-profit companies.

     Murray H. Hutchison was appointed a director of the Company in June 1997. Since his retirement in 1996 from International Technology Corporation ("ITC"), Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of ITC, a diversified environmental management company traded on the New York Stock Exchange. Mr. Hutchison currently serves as Chairman of Sunrise Medical, Inc. and as a director of Jack in the Box, Inc., which are both traded on the New York Stock Exchange. Additionally, Mr. Hutchison serves as Chairman of Huntington Hotel Corporation and as a director of several other non-publicly traded U.S. companies. Mr. Hutchison serves as Chairman of the Compensation Committee and is a member of the Audit Committee of the Board of Directors.

     Mitt Parker was appointed a director of the Company in February 1998. Mr. Parker, who has been involved in the produce industry for over 28 years, is currently President and Chief Executive Officer of FreshPoint, Inc. FreshPoint owns 28 individual produce companies operating in major markets throughout the U.S. and in the Canadian Provinces of British Columbia and Alberta. Mr. Parker also serves as a director of The United Fresh Fruit and Vegetable Association, a national trade organization, which represents interests of fruit and vegetable producers and distributors. From 1994 until its acquisition by FreshPoint, Mr. Parker served as South Atlantic Regional Vice President of Albert Fisher Group, PLC. Prior to 1994, Mr. Parker served as President and Chief Executive Officer of Mitt Parker Company, Inc., a wholesale produce distribution company which was acquired by Albert Fisher Group, PLC. Mr. Parker is a member of the Compensation Committee of the Board of Directors.

     Timothy J. Shaheen was appointed a director of the Company in March 1999. Mr. Shaheen has served as the Chief Executive Officer and director of the Company's Sun World International, Inc. ("Sun World") subsidiary since September 1996. Mr. Shaheen also serves as a director of The United Fresh Fruit and Vegetable Association, a national trade organization, which represents interests of fruit and vegetable producers and distributors. He is also active on several industry advisory committees. Mr. Shaheen has ten years of experience in the produce industry, most recently serving as a senior executive with Albert Fisher North America. While with Albert Fisher, Mr. Shaheen also served as director of its Canadian produce operations and as a director of Fresh Western Marketing, one of the largest growers/shippers of fresh vegetables in the Salinas Valley of California. Mr. Shaheen has also served as a past director of the Los Angeles Association of Produce Wholesalers and Dealers. Prior to his employment with Albert Fisher, Mr. Shaheen was a senior manager with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a Certified Public Accountant.

     Stanley E. Speer joined the Company in September 1996, following completion of the acquisition by the Company of Sun World, as Senior Vice President, Chief Financial Officer and Secretary of Sun World. In July 1997, Mr. Speer was appointed Chief Financial Officer of the Company and relinquished his position as Secretary of Sun World. In April 1998, Mr. Speer became Secretary of both the Company and Sun World. Prior to joining Sun World, Mr. Speer had fifteen years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. From 1992 until September 1996, Mr. Speer served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

     Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of the Company. Officers serve at the discretion of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("reporting persons"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to the Company by reporting persons during, and with respect to, its fiscal year ended December 31, 1999, and on a review of written representations from reporting persons to the Company that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners during such period were satisfied in a timely manner.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1999, the Board of Directors held four formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. Each current director attended all the meetings of the Board and all the meetings of the Board committees of which each was a member during his term.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee. Messrs. Makins, as Chairman, Coelho and Hutchison serve on the Audit Committee, the purpose of which is to oversee preparation of the Company's financial statements. The Audit Committee met two times during the year ended December 31, 1999. Messrs. Hutchison, as Chairman, Makins and Parker serve on the Compensation Committee, the purpose of which is to establish salary and bonus compensation levels for the Company's executive officers. The Compensation Committee met two times during the year ended December 31, 1999.

EMPLOYMENT ARRANGEMENTS

     Mr. Brackpool is compensated pursuant to an Employment Agreement effective as of February 1, 1998. Under the terms of this Agreement, which has an initial term of three years, Mr. Brackpool receives base compensation of $500,000 per annum. Mr. Brackpool may also receive an annual incentive based bonus, not to exceed 120% of his base compensation, subject to the satisfaction of certain performance criteria which are either tied to the performance of the Company or are subject to the discretion of the Board of Directors. Under the Employment Agreement, Mr. Brackpool also serves as the Chairman of Sun World. A portion of Mr. Brackpool's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. Mr. Brackpool also receives the use of an automobile leased by the Company and life and disability insurance benefits funded by the Company. The Agreement provides that, in the event of a change in control of the Company, any theretofore unsatisfied conditions to the vesting of any stock options held by Mr. Brackpool or to the issuance of shares of the Company's stock pursuant to stock bonus plans to which Mr. Brackpool is a party, shall be deemed immediately satisfied. In the event of a material change or reduction in Mr. Brackpool's responsibilities, he will be entitled to terminate the Agreement and continue to receive base compensation for the remainder of the term of the Agreement. Mr. Brackpool will also be entitled to continue to receive base salary and a deemed bonus equal to 60% of base salary in the event of any other termination of the Agreement by the Company other than for cause.

     Mr. Shaheen has been engaged by the Company to act as the Chief Executive Officer of Sun World. In this capacity, Mr. Shaheen receives compensation from Sun World at an annual rate of $300,000. Mr. Shaheen is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of Sun World. Mr. Shaheen also receives the use of an automobile leased by the Company.

     Mr. Speer has been engaged by the Company to act as the Chief Financial Officer of both the Company and Sun World. In this capacity, Mr. Speer receives compensation at an annual rate of $260,000. A portion of Mr. Speer's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. Mr. Speer is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of the Company. Mr. Speer also receives the use of an automobile leased by the Company.

COMPENSATION OF DIRECTORS

     Mr. Makins receives cash compensation for his services as Chairman pursuant to a Compensation Agreement effective April 2, 1993, which provides for base compensation of $75,000 per year, payable quarterly in advance, plus payment for certain additional services which may be performed on behalf of the Company, consisting primarily of financial advisory and general business consulting services. During the year ended December 31, 1999, Mr. Makins received total cash compensation of $75,000 pursuant to this Compensation Agreement. In addition, Mr. Makins receives cash compensation for his services as a director of the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Brackpool and Mr. Shaheen do not receive any additional compensation for serving as directors of the Company or of Sun World.

     Mr. Coelho receives cash compensation for his services as director of the Company in the amount of $25,000 per year, payable quarterly in advance. He was appointed as a director of the Company in March 1999. Upon appointment, Mr. Coelho also received options to purchase 25,000 shares of the Company's Common Stock, which vested in September 1999.

     Mr. Hutchison receives cash compensation for his services as a director of the Company in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Parker receives cash compensation for his services as a director of the Company and the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance.

     During February 2000, Messrs. Makins, Coelho, Hutchison and Parker each received options to purchase 10,500 shares of the Company's Common Stock as additional compensation.

EXECUTIVE COMPENSATION

     The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to the Company's executive officers during the years ended December 31, 1999, 1998, and 1997.




                       SUMMARY COMPENSATION TABLE


                                                 Other Long-Term
 Name and                         Annual       Compensation Awards     All
 Principal         Fiscal     Compensation(2)    Stock     Stock      Other
 Position          Year(1)   Salary   Bonus(3)  Awards(4) Options  Compensation
 ---------------  --------  --------  --------  --------- -------  ------------

 Keith Brackpool  12/31/99  $500,000  $275,000  $250,000  500,000(5)    -0-
 President and    12/31/98   500,000   300,000      -0-       0-     50,000(6)
 Chief Executive
 Officer          12/31/97   500,000   217,500      -0-       0-     82,500(7)

 Timothy J.
 Shaheen          12/31/99   270,000   135,000   135,000      0-        -0-
 Chief Executive
 Officer of Sun   12/31/98   270,000    35,000       -0-   75,000(8) 50,000(6)
   World          12/31/97   250,000    62,500       -0-      -0-       -0-

 Stanley E.
   Speer          12/31/99   240,000   120,000   120,000      -0-       -0-
 Chief Financial
   Officer        12/31/98   240,000    35,000       -0-  125,000(9) 50,000(6)
                  12/31/97   225,000    56,250       -0-      -0-       -0-


(1) The information presented in this table is for the years ended December 31, 1999, December 31, 1998, and December 31, 1997. The executive officers for whom compensation has been disclosed for the year ended December 31, 1999, constituted all of the Company's executive officers as of December 31, 1999.

(2) No column for "Other Annual Compensation" has been included to show compensation not properly categorized as salary or bonus, which consisted entirely during each fiscal year of perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of either $50,000 or ten percent of the total of annual salary and bonus reported for each of the above named executive officers for each fiscal year. See "Employment Arrangements."

(3)   Bonuses are paid in February for the preceding calendar year.

(4) Deferred stock units, subject to vesting, were conditionally granted to Messrs. Brackpool, Shaheen and Speer in February 2000, as part of their respective bonuses for the preceding calendar year. Issuance of these deferred stock units, which shall vest ratably over three years, are conditional upon adoption of the 2000 Stock Award Plan proposed for shareholder approval.

(5) In January 1999, Mr. Brackpool was granted 500,000 options, vesting in July 1999, based upon meeting certain milestones in the fulfillment of the Company's water resources business plan.

(6) In February 1999, the Company awarded 6,250 shares of stock each to Messrs. Brackpool, Shaheen and Speer, totaling 18,750 shares, as part of a performance-based bonus with respect to the year ended December 31, 1998. The value of the shares is calculated based on the fair market value of $8.00 on the date the shares were awarded.

(7) The Company awarded Mr. Brackpool a total of 10,000 shares of stock, which value is calculated based on the fair market value of $8.25 on the date stock was awarded, as part of a performance-based bonus with respect to the year ended December 31, 1997. However, such shares were not issued until March 1998.

(8) In February 1999, Mr. Shaheen was granted 75,000 options, vesting in August 1999, as part of a performance-based bonus with respect to the year ended December 31, 1998.

(9) 50,000 options were granted to Mr. Speer during the fiscal year ended December 31, 1998 and shall vest in February 2001. These options vest
      immediately upon a change of control in the Company.    In addition,
      in February 1999, Mr. Speer was granted 75,000 options, vesting in August 1999, as part of a performance-based bonus with respect to the year ended December 31, 1998.


                    OPTION GRANTS IN LAST FISCAL YEAR

                          Percent
                            of
                           Total                        Potential Realizable
                          Options                             Value
                          Granted                               at
                             to                          Assumed Annual Rates
                          Employees Exercise                of Stock Price
                             In      Price                   Appreciation
                   Options  Fiscal  Per Share Expiration   for Option Term(3)
Name               Granted   Year   ($/Sh)(1)  Date(2)       5%          10%
---------------    ---------  -----  -------  --------  ----------  ----------
Keith Brackpool    500,000(4) 62.5%  $7.3125  01-15-04  $1,010,154  $2,232,177
Timothy J. Shaheen  75,000(5)  9.4%  $8.0000  02-12-04  $  165,769  $  366,306
Stanley E. Speer    75,000(6)  9.4%  $8.0000  02-12-04  $  165,769  $  366,306



   (1) All options were granted at market value (average of closing bid and asked prices for the Company's Common Stock as reported on the Nasdaq Stock Marketr) at date of grant.

   (2)   All options have a fixed term of five years.

   (3) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

    (4)  The options vested on July 15, 1999.

    (5)  The options vested on August 12, 1999

    (6)  The options vested on August 12, 1999.



             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES


                                            Number of      Value of
                                            Unexercised    Unexercised
                     Shares                 Options at     Options at
                    Acquired                FY-End (#)     FY-End (#)
                       on        Value      Exercisable/   Exercisable/
Name            Exercise (#)  Realized ($)  Unexercisable  Unexercisable(1)
--------------  ------------  ------------   ------------   ---------------
Keith Brackpool      750,000   $3,750,000    750,000/-0-    $2,343,750/-0-

Timothy J. Shaheen       -0-          -0-    475,000/-0-    $2,112,500/-0-

Stanley E. Speer         -0-          -0-    275,000/50,000 $1,112,500/$62,500

     (1) Based upon the Nasdaq Stock Market(R) closing sales price per share at December 31, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the Company's year ended December 31, 1999, all decisions concerning executive officer compensation were made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee were Messrs. Hutchison (Chairman), Makins and Parker all of whom are non-employee directors. Mr. Makins serves as Chairman of the Board. See "Directors and Executive Officers."

 BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has formed a Compensation Committee (the "Committee") which is responsible for reviewing and establishing the compensation payable to the Company's executive officers, including the President and Chief Executive Officer. For executive officers other than the President and Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of the President and Chief Executive Officer.

     The Committee has furnished the following report on executive compensation: <F1>

               Prior to the Sun World acquisition, the
          Company's business plan was designed to promote the maximization of the long-term value of the Company's properties which was primarily focused on the development of its existing properties in addition to expansion of its property portfolio. Therefore, for compensation purposes, the Committee did not believe that overall Company performance was able to be measured as a function of profits or losses, as the Company held its assets for long-term maximization of values and was not receiving significant revenues from operations. Rather, the Company's overall performance during any period was more appropriately measured through a subjective evaluation of the progress made by the Company during such period toward the achievement of its long range business goals, taking into account the general economic climate. As such, the Committee established that compensation to the Company's executive officers was designed to encourage and reward management's efforts which promoted the fulfillment of the Company's business plan and positioned the Company for long-term growth. While the Company will continue to seek to pursue opportunities synergistic with its water and agricultural resources, the Company's business strategy is currently aligned with meeting specific operating performance objectives. Therefore, the Committee has formulated compensation programs for its executive officers that not only seek to maximize the long-term value of the Company's properties, but also to enhance corporate performance and thus shareholder value, by aligning the financial interest of its executive officers with those of its shareholders. Such a compensation program will help to achieve the Company's business and financial objectives and will also provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace. To this end, the Company has developed a compensation program with three primary components: base salary, performance-based cash awards and long-term incentives.

[FN]

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

               BASE SALARY. An effort is made to establish base salary levels for all executive officers so as to be competitive with the salaries of executives of other companies with similarly sized asset portfolios and to ensure the continued services of key individuals. See "Employment Arrangements" for terms of all agreements regarding executive compensation. No specific or set formula has been used to tie base salary levels to precise measurable factors. Adjustments to an executive officer's base salary, once established, can be made at the discretion of the Compensation Committee, based upon such factors as position and responsibility, salary history and cost of living increases.

               Where applicable, the Committee may also consider the past performance of the officer, both in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

               PERFORMANCE-BASED CASH AWARDS. The Committee believes that incentives should be offered to executives which are related to improvements in Company performance that yield increased value for stockholders. Although the Committee relies primarily upon the grant of incentive stock options to reward executive performance (see "Long-Term Incentives," below), under certain circumstances, the Committee will utilize performance-based cash awards from time to time to provide additional incentives.

               As President and Chief Executive Officer of the Company, Mr. Brackpool is charged with the overall responsibility for the performance of the Company, as well as Sun World. In 1997, the Committee retained the services of Towers Perrin, a prominent independent compensation consulting firm, to assist in designing an overall compensation program for Mr. Brackpool. This compensation program, which is reflected in a written employment agreement effective as of February 1, 1998 (see "Employment Arrangements," above), includes, in addition to base salary, an incentive bonus compensation component. The incentive compensation component, which may not exceed 120% of Mr. Brackpool's base salary in any year, is determined on the basis of three sets of criteria, including, first, the meeting of yearly operating objectives (such as earnings before interest, taxes, depreciation and amortization (EBITDA)); second, the meeting of yearly goals regarding the fulfillment of the Company's water resource business plan; and third, the subjective evaluation by the Committee of Mr. Brackpool's performance during the year. Up to 50% of any year's incentive compensation is payable, at the discretion of the Board, in the form of Common Stock. With respect to the year ended December 31, 1999, the application of these criteria resulted in a grant to Mr. Brackpool, in February 2000, of a performance-based bonus equal to 105% of Mr. Brackpool's base salary of $525,000. $275,000 of this bonus is payable in cash and the remainder in the form of deferred stock units exchangeable for the Company's Common Stock, which vest ratably over three years, to be issued under the 2000 Stock Award Plan proposed for shareholder approval.

               The Committee has designed a compensation program for Messrs. Shaheen and Speer and other Company senior management, which provides for incentives based upon meeting specific operating objectives such as EBITDA. In addition, executives may receive cash awards purely at the discretion of the Committee (see "Employment Arrangements" above.) With respect to the year ended December 31, 1999, Messrs. Shaheen and Speer each received a performance-based bonus equal to 100% of base salary. Fifty percent (50%) of this bonus is payable in cash and 50% is payable in the form of deferred stock units exchangeable for the Company's Common Stock, which vest ratably over three years, to be issued under the 2000 Stock Award Plan proposed for shareholder approval.

               LONG-TERM INCENTIVES. The primary form of incentive compensation offered by the Company to executives consists of long-term incentives in the form of stock options or other stock awards. This form of compensation is intended to help retain executives and motivate them to improve the Company's long-term performance and hence long-term stock market performance. Stock options and other stock awards are granted at the prevailing market value and will only have added value if the Company's stock price increases.

               The Committee views the grant of stock options as both a reward for past performance and an incentive for future performance. Stock options granted by the Company may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals. Where performance is not readily measurable, the vesting of performance based options or other stock awards may be dependent upon the satisfaction of subjective performance criteria. Mr. Brackpool received a stock option grant in January 1999 to purchase 500,000 shares of the Company's Common Stock at $7.3125 per share, which vested six months after the grant date, based upon meeting certain milestones in the fulfillment of the Company's water resources business plan.

               Options granted by the Company during the last three fiscal years, whether vesting immediately or contingently, are exercisable for a period of five to seven years from grant. The Committee anticipates that options or stock awards may again be granted in the future in order to provide executives with additional long-term incentives. Such options and stock awards may be granted pursuant to the Company's 1996 Stock Option Plan or, if approved by the shareholders, the 2000 Stock Award Plan.

          DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION
          EXPENSE UNDER FEDERAL TAX LAWS

               The Committee has considered the impact of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m). Section 162(m) limits to $1 million the Company's deduction for compensation paid to each executive officer of the Company which does not qualify as "performance based."

               While the Company expects that this provision will not limit its tax deductions for executive compensation in the near term, the Company's 1996 Stock Option Plan (the "Plan") enables the Company to comply, to the extent deemed advisable, with the requirements of Section 162(m) for performance based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to awards made under the Plan. However, any shares of stock issued to executives under the Company's proposed 2000 Stock Award Plan will not qualify as performance-based compensation and, therefore, will be counted in determining whether the $1 million limit has been reached.

          CONCLUSION

               Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate performance. The Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interest of executives with those of Company stockholders.

                               THE COMPENSATION COMMITTEE

                               Murray H. Hutchison, Chairman
                               Dwight W. Makins
                               Mitt Parker

STOCK PRICE PERFORMANCE

     The stock price performance graph below compares the cumulative total return of the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Russell 2000(R) index for the past five fiscal years. The graph indicates a measurement point of March 31, 1995, and assumes a $100 investment on such date in the Company's Common Stock, the Nasdaq U. S. and the Russell 2000(R) indices. With respect to the payment of dividends, the Company has not paid any dividends on its Common Stock, but the Nasdaq U. S. and the Russell 2000(R) indices assume that all dividends were reinvested. The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

STOCK PERFORMANCE GRAPH
[Performance Graph appears here)

Company and
Indices             3/31/95  3/29/96  12/31/96 12/31/97 12/31/98 12/31/99
------------------  -------  -------  -------- -------- -------- --------

CLCI Stock Price    100.000  140.607   116.715  192.643  171.541  213.723

Nasdaq US Index     100.000  135.797   159.606  195.569  275.582  497.868

Russell 2000 (R)    100.000  126.844   139.054  167.588  161.813  193.561


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no transactions required to be reported pursuant to this section.

                               PROPOSAL 2

               AMENDMENT OF THE ARTICLES OF INCORPORATION
               TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                             OF COMMON STOCK

     The Company's Certificate of Incorporation provides that the authorized capital of the Company is 45,000,000 shares of Common Stock, $.01 par value. As of March 20, 2000, the Company had 35,302,911 shares of common stock outstanding. As of such date, the Company has also reserved an additional 3,702,500 shares for the exercise of currently outstanding stock options and the issuance of new stock options under the Company's 1996 and 1998 Stock Option Plans, and an additional 900,000 shares for exercise of outstanding vested and unvested stock warrants. Based on the above, only 5,094,589 shares remain available for issuance by the Company for other corporate purposes.

     The Board of Directors believes that the authorization of an additional 25,000,000 shares of Common Stock will provide increased flexibility for future growth, including the opportunity to utilize the Company's Common Stock as full or partial consideration for potential acquisitions. The Company will also be able to use the additional authorized Common Stock, as the need arises, for possible future financing transactions, stock dividends or splits, and for other general corporate purposes. Although, in the normal course of business, the Company evaluates alternative proposals concerning the use of additional authorized shares of common Stock for the foregoing purposes, the Company currently has no specific plans, arrangements or understandings to issue any additional shares of Common Stock as described herein.

     The Board of Directors of the Company has adopted a resolution recommending to the shareholders the adoption of an amendment of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock, $.01 par value, from 45,000,000 to 70,000,000.

     Although it is not intended to be an anti-takeover measure, the increase in authorized capital with a subsequent issuance of equity securities could impede a potential takeover, for example, by diluting the stock ownership of persons attempting to gain control of the Company, or issuing securities to individuals or entities favorable to management.

     If approved by the stockholders of the Company, Subsection A of Article Four of the Company's Certificate of Incorporation will be amended to read in full as follows:

     "Fourth:

       A. The total number of shares of all classes of stock which the Company shall have the authority to issue is Seventy
       Million One Hundred Thousand (70,100,000), consisting of:

           (1) Seventy Million (70,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common
           Stock"); and

           (2)  One Hundred Thousand (100,000) shares of
           Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock")."

     Upon approval, the Board of Directors, without further shareholder action, shall be able to provide for the issuance from time to time of authorized but unissued shares of the common stock of the Company and to determine and approve the consideration and other terms for which shares are to be issued.

     The affirmative vote of the holders of a majority of shares of common stock outstanding is required to amend the Certificate of Incorporation to increase the number of authorized shares of common stock.


 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                               PROPOSAL 3

                    APPROVAL OF 2000 STOCK AWARD PLAN

     The Board of Directors of the Company has unanimously adopted a resolution recommending to the stockholders the approval of the Cadiz 2000 Stock Award Plan (the "Plan").

     The Board believes that adoption of the Plan provides added flexibility in the form of stock awards that can be made to attract, retain and motivate employees and other eligible persons of the Company and its subsidiaries. The Board believes that adding the additional forms of stock awards available under the Plan (i.e., restricted stock, deferred stock units, stock bonus and stock awards in lieu of cash) to the currently available stock option grants could reduce the dilutive impact on shareholders. This proposal does not increase the number of shares available for grant to employees and other eligible persons as the total shares available for grant under the Plan when combined with the 1996 Stock Option Plan and 1998 Non-Qualified Stock Option Plan will not exceed the 4,000,000 shares previously approved by the Company's stockholders. As of March 20, 2000, there were 584,000 remaining shares available for future option grants under the 1996 Stock Option Plan and the 1998 Non-Qualified Stock Option Plan. The closing price of the Company's Common Stock on the Nasdaq Stock Market(R) as of that date was $8.125 per share.

     The following table sets forth information with respect to Stock Awards granted pursuant to the Plan through March 20, 2000:

                          2000 STOCK AWARD PLAN
                        STOCK AWARD GRANT SUMMARY

                                                   AWARDS       DOLLAR
NAME                         TITLE                GRANTED       VALUE
------------------   --------------------------  ---------   -----------
Keith Brackpool      President, Chief Executive
                     Officer & Director              (1)        $250,000

Timothy J. Shaheen   Director of the Company &
                     Chief Executive Officer of
                     Sun World International, Inc.   (1)        $135,000

Stanley E. Speer     Chief Financial Officer
                     & Secretary                     (1)        $120,000

All current Executive
 Officers as a Group                                 (1)        $505,000

All current Directors
 who are not Executive
 Officers as a Group                                            $   -0-

 All Employees as a Group
  (not including Executive
  Officers and Directors)                            (1)        $650,000

       (1) Amount of awards granted to be based upon the fair market value of the Company's Common Stock as of the date of approval of the Plan by the Company's stockholders.

     As the Company's executive officers and directors are eligible to participate in the Plan, they may have an interest in the proposal to approve the Plan.

DESCRIPTION OF THE PLAN

     Below is a summary of the principal provisions of the Plan. The summary is not necessarily complete, and reference is made to the full text of the Plan attached as an Appendix to this Proxy Statement. Capitalized terms used, but not defined herein, shall have the same meaning as set forth in the Plan.

     GENERAL. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries and affiliates, by offering them an opportunity to participate in the Company's future performance through stock-based awards. Under the Plan, stock-based awards ("Plan Awards") may be granted to certain directors, officers, employees, consultants, independent contractors and advisors of the Company or its subsidiaries or affiliates. By encouraging stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. The Company also believes that stock incentive programs, such as the Plan, are commonly employed by companies as an important element of a total compensation program. It is intended that the Plan will comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 16b-3 promulgated thereunder. The Company believes that compliance with these rules is beneficial to recipients of stock awards under the Plan because of the favorable treatment of such awards under the "short-swing" profit rules of Section 16 of the 1934 Act.

     Subject to adjustment in certain circumstances as discussed below, the Plan authorizes up to 1,000,000 shares of Common Stock for issuance pursuant to Plan Awards granted under the terms of the Plan, provided, however, that the total number of shares of Common Stock issuable under the Plan, when combined with the total number of options granted (and not subsequently canceled) by the Company under its 1996 Stock Option Plan and its 1998 Non-Qualified Stock Option Plan shall at no time exceed 4,000,000.

     ADMINISTRATION OF THE PLAN. The Plan will be administered by a committee of the Board (the "Committee") or the Board acting as the Committee. The Committee will have the sole discretion, subject to certain limitations, to interpret the Plan; to select Plan participants; to determine the type, size, terms and conditions of awards under the Plan; to authorize the grant of such awards; to enter into agreements with Plan participants evidencing the terms and conditions of such awards, and to adopt, amend and rescind rules relating to the Plan. All determinations of the Committee will be conclusive. All expenses of administering the Plan will be borne by the Company.

     PLAN AWARDS. The Committee shall have the discretion to select from several alternative forms of Plan Awards. The types of Plan Awards which the Committee may grant include Restricted Stock, Deferred Stock Units, Stock Bonuses and Stock Awards in Lieu of Cash. Recipients of Plan Awards may receive any one form of Plan Award or a combination thereof. The Committee may at any time offer to buy out certain Plan Awards for a payment in cash, stock or other Plan Awards, or other property based on such terms and conditions as the Committee shall determine.

     ELIGIBILITY. Employees, officers, consultants, and directors and advisors of the Company and its subsidiaries and affiliates whom the Board deems to have contributed significantly to the Company or who have the potential to contribute to the future success of the Company will be eligible to receive Plan Awards.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time; provided, however, that the Board may not, without the approval of stockholders, amend the Plan in any manner that requires stockholder approval under any applicable statute, rule or regulation, and provided, further, that no amendment or termination may adversely affect the rights of the holder of an outstanding Plan Award without the consent of such holder. According to its terms, the Plan will terminate 10 years from the effective date.

     ADJUSTMENT PROVISIONS. In the event of a stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or similar transaction, an appropriate adjustment shall be made to the number of shares of Common Stock authorized under the Plan and to which outstanding Plan Awards are subject. A change in control of the Company shall accelerate the vesting of outstanding, but unvested, Plan Awards.

     The affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy and voting at the meeting is required to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.


                               PROPOSAL 4

                 APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors is recommending the ratification of its selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the 2000 fiscal year. Although ratification of the choice of auditors is not required, the Board believes such ratification to be in the best interests of the Company. In the event such approval of stockholders is not received, the Board will select another firm to audit the Company's financial statements. PricewaterhouseCoopers LLP has advised the Company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors. A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the Annual Meeting, and will be given the opportunity to make a statement if desired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.


                          OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                      STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present resolutions to be included in the proxy statement for the Company's next Annual Meeting (for the fiscal year ending December 31, 2000) must file such resolutions with the Company not later than November 30, 2000.


                      ADDITIONAL INFORMATION

     This Proxy Statement is accompanied by the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"). Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to the Company, Attention:
Mr. Stanley E. Speer, 100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401.



                              By Order of the Board of Directors


Santa Monica, California
April 5, 2000

                                                               APPENDIX A
                                                               ----------

                           CADIZ INC.
                     2000 STOCK AWARD PLAN

1.   PURPOSE
      ---------

     The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance.

     Capitalized terms not defined in the text are defined in Section 18.

2.   SHARES SUBJECT TO THE PLAN
      ---------------------------

2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 13, the total number of Shares which may be granted pursuant to the Plan shall be 1,000,000; provided, however, that the total number of Shares granted under the Plan, when combined with the total number of options granted (and not subsequently canceled) by the Company under its 1996 Stock Option Plan and the 1998 Non-Qualified Stock Option Plan, shall at no time exceed 4,000,000.

2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of Shares reserved for issuance under the Plan shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

3.   ELIGIBILITY
     ------------

     Awards may be granted to officers, directors, employees, consultants, independent contractors and advisers of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.   ADMINISTRATION
     --------------

4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to:

4.1.1. construe and interpret the Plan and any Award Agreement or other document executed pursuant to the Plan;

4.1.2. prescribe, amend and rescind rules and regulations relating to the Plan;

4.1.3.    select persons to receive Awards;

4.1.4.    determine the form and terms of Awards and any Award
Agreements;

4.1.5. determine whether Awards will be granted singly, in combination or in tandem with options under any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company;

4.1.6.    grant waivers of Plan or Award conditions;

4.1.7. determine the vesting and payment of Awards and to accelerate the vesting of Awards;

4.1.8. correct, any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

4.1.9.    determine whether an Award grant has been earned; and

4.1.10. make all other determinations necessary or advisable for the administration of the Plan.

4.2 COMMITTEE DISCRETION. Any determination permitted to be made by the Committee under the Plan with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express terms of the Plan, at any later time, and such determination shall be final and binding on the Company and all persons.

4.3. COMPOSITION OF COMMITTEE. The Committee shall be comprised of either (i) at least two members of the Board, all of whom are both Outside Directors and Nonemployee Directors; or (ii) the Board acting as the Committee. It is the intent of the Company that the Plan, and Awards granted hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any grant of an Award would otherwise conflict with the intent expressed in this Section 4.3, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict.

5.   SPECIFIC TERMS OF AWARDS
     -------------------------

5.1. GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5 and as otherwise provided in the Plan. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 10 and 15), such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards in the event of Termination of the Participant. Upon an Award to a Participant, the Committee may, if it determines that it would further the orderly administration of the Plan, deliver to the Participant an Award Agreement containing such terms and conditions as may be established by the Committee, the execution of which by the Participant may be made a condition of the Award.

5.2. RESTRICTED STOCK. The Committee is authorized to award Shares to Participants on the following terms and conditions:

5.2.1. ISSUANCE AND RESTRICTIONS.  Shares awarded pursuant to this
Section 5.2 ("Restricted Stock") shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends thereon.

5.2.2. FORFEITURE. Upon Termination of a Participant during any applicable restriction period, Restricted Stock and any accrued but unpaid dividends, that is or are then subject to a risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and any accrued but unpaid dividends will be waived in whole or in part in the event of Terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock and any accrued but unpaid dividends.

5.2.3 CERTIFICATES FOR STOCK. Restricted Stock awarded under the Plan may be evidence in such manner as the Committee shall determine. If Certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Company may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock.

5.2.4 DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, Deferred Stock Units, or other investment vehicles as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

5.3 DEFERRED STOCK UNITS. The Committee is authorized to award Deferred Stock Units to Participants, subject to the following terms and conditions:

5.3.1 AWARD AND RESTRICTIONS. Deferred Stock Units awarded to a Participant pursuant to this Section 5.3 shall entitle such Participant to receive Shares in such amount and at such future date as specified by the Committee at the time of the award. Delivery of Shares will occur upon expiration of the deferral period specified by the Committee. In addition, Deferred Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of award or thereafter (but subject to Section 15), which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

5.3.2 FORFEITURE. Upon Termination of a Participant during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Shares to which such Deferred Stock Units relate, all Deferred Stock Units that are at that time subject to a risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock Units will be waived in whole or in part in the event of Termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock Units.

5.3.3 NO SHAREHOLDER RIGHTS. Except as may be otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no right to receive dividends, vote, or any other rights of a shareholder with respect to such Deferred Stock Units.

5.4  STOCK BONUSES AND STOCK AWARDS IN LIEU OF CASH AWARDS.  The
Committee is authorized to grant Shares as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock of Awards granted hereunder shall have such other terms as shall be determined by the Committee.

5.5 OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards that are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 5.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

5.6 AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily provides services outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily provides services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or provision of services abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily provides services in the United States. An Award may be modified under this Section 5.6 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

5.7 IMMEDIATE VESTING, LAPSE OF RESTRICTIONS IF CHANGE IN CONTROL. In the event of a Change in Control of the Company all Awards outstanding on the date of such Change in Control shall immediately vest, and all restrictions and conditions to such vesting shall lapse effective as of the date of such Change in Control.

6.   WITHHOLDING TAXES
     ------------------

     The Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements at such time or times that such withholding requirements are imposed.

7.   TRANSFERABILITY
     ---------------

     Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution.

8.   CERTIFICATES
      -------------

     All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

9.   BUYOUTS
      -------

     Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, the Committee may, at any time or from time to time, require a Participant to surrender all or a portion of that Participant's Restricted Stock, Deferred Stock Units, or Other Stock-Based Award in exchange for cash in an amount equal to the Fair Market Value of the number of Shares represented by such Restricted Stock, Deferred Stock Units, or Other Stock-Based Award, as the case may be, with such Fair Market Value determined as if such Shares were not subject to any forfeiture provisions or other restrictions.

10.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE
     -----------------------------------------------

     An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of Award and also on the date of distribution or other issuance of Shares. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

11.   NO OBLIGATION TO EMPLOY
      -----------------------

     Nothing in the Plan or any Award Agreement pursuant to the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

12.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE
     ------------------------------------------

     The existence of outstanding Restricted Stock, Deferred Stock Units, or any other Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its common stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number and class of Shares subject to outstanding Deferred Stock Units hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exchange thereof the same total number and class of shares as such Participant would have received had such Participant exchanged such Deferred Stock Units in full immediately prior to such event; and (ii) the number and class of shares with respect to which Deferred Stock Units may be exchanged under the Plan shall be adjusted by substituting for the total number of shares of common stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of common stock as the result of the event requiring the adjustment.

     After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Deferred Stock Unit shall, at no additional cost, be entitled to receive upon exchange of such Deferred Stock Units (subject to any required action by stockholders of the Company) in lieu of the number of Shares as to which such Deferred Stock Unit shall then be so exchangeable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of common stock equal to the number of shares as to which such Deferred Stock Units shall be so exchanged.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexchanged Deferred Stock Units remain outstanding under the Plan, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Deferred Stock Unit shall be entitled to receive upon exchange of such Deferred Stock Units in lieu of Shares, shares of such stock or other securities, cash or property as the holders of Shares received pursuant to the terms of the merger, consolidation or sale.

     Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Deferred Stock Units.

13.  ADOPTION
     ---------

     The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date") and upon shareholder approval.

14.  TERM OF PLAN
     --------------

     The Plan will terminate ten (10) years from the Effective Date; provided, however, that any outstanding Deferred Stock Units and any other Awards granted on or before such termination date shall continue to be subject to the terms of the Plan.

15.  AMENDMENT OR TERMINATION OF PLAN
     --------------------------------

     The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any Award Agreement or other instrument to executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires stockholder approval under any applicable statute, rule or regulation; and provided, further, that no termination or amendment to the Plan or any Award Agreement may, without the consent of the holder of an outstanding Award, terminate such Award or materially adversely affect the rights of the holder under such Award.

16.  NONEXCLUSIVITY OF THE PLAN
     --------------------------

     Neither the adoption of the Plan by the Board nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.  GOVERNING LAW
     --------------

     The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

18.  DEFINITIONS
     -----------

     As used in the Plan, the following terms shall have the following meanings:

     "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Award" means any Restricted Stock, Deferred Stock Units, or Other Stock-Based Award granted to a Participant under the Plan.

     "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means the occurrence of any of the following events:

          (A) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange
Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (B) upon the first purchase of common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (C) upon the approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation, which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of common stock), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company;

          (D) if during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (E) if the Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means, subject to Section 4.3, the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     "Company" means Cadiz Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "Deferred Stock Units" means an award granted to a Participant under
Section 5.3.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date, the value of a share of the Company's common stock determined as follows:

          (A) if such common stock is then quoted on the NASDAQ National Market System, its last reported sale price on the NASDAQ National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

          (B) if such common stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the common stock is listed or admitted to trading;

          (C) if such common stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

          (D) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

     "Insider" means an officer or director of the Company or other person whose transactions in the Company's common stock are subject to
Section 16 of the Exchange Act.

     "Nonemployee Director" means a director of the Company defined in Rule 16b-3(b)(i) of the Exchange Act.

     "Other Stock-Based Award" means a right, granted to a Participant under Section 5.5 that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities of the Company or any Subsidiary or Affiliate, including, without limitation, rights convertible or exchangeable into Shares or such other securities, and purchase rights for Shares or such other securities.

     "Outside Director" means any outside director as defined in Section 162(m) of the Code and the regulations issued thereunder.

     "Participant" means a person who receives and Award under the Plan.

     "Plan" means this Cadiz Inc. 2000 Stock Award Plan, as amended from time to time.

     "Restricted Stock" means an award of Shares to a Participant under
Section 5.2 that may be subject to restrictions and to a risk of forfeiture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's Common Stock, $0.01 par value, and any security issued in respect thereto or in replacement therefor.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services.
                     --------------------------------

                               CADIZ INC.
100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, as owner of shares of Common Stock of Cadiz Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders to be held on May 15, 2000 at 9:00 a.m. local time, at the Fairmont Miramar Hotel located at 101 Wilshire Blvd., Santa Monica, California, and hereby further revokes all previous proxies and appoints Keith Brackpool and/or Stanley E. Speer as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified.

    Dwight W. Makins, Keith Brackpool, Anthony L. Coelho, Murray H. Hutchison, Mitt Parker, Timothy J. Shaheen

    [] AUTHORITY GRANTED to vote for  []  AUTHORITY WITHHELD to vote
       all nominees listed above,         for all nominees listed above.
       except as indicated to the
       contrary below.

(Instruction: To vote against any nominee, write that nominee's name in the space provided below.)

(2) To consider and vote upon a proposal to increase the number of authorized shares of common stock from 45,000,000 to 70,000,000.

          [  ]  FOR         [  ]   AGAINST             [  ] ABSTAIN

                (Continued on the reverse side)

                   (Continued from other side)

(3) To consider and vote upon a proposal to approve the 2000 Stock
    Award Plan.

          [  ]  FOR         [  ]   AGAINST             [  ] ABSTAIN

(4) Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 2000; and

          [  ]  FOR         [  ]   AGAINST             [  ] ABSTAIN

(5) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

                            THE SHARES REPRESENTED BY THIS PROXY WILL BE
                            VOTED AS YOU HAVE INDICATED ABOVE.  IF NO
                            INDICATION HAS BEEN MADE, THE SHARES
                            REPRESENTED BY THIS PROXY WILL BE VOTED FOR
                            THE ABOVE NOMINEES AND IN FAVOR OF SUCH
                            PROPOSALS AND AS SAID PROXY DEEMS ADVISABLE
                            ON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                            BEFORE THE MEETING.

                            Dated:_______________________________, 2000

                            ___________________________________________

                            ___________________________________________
                            (Sign exactly as your name appears on your share certificate.)

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.